                                                             EXHIBIT (a)(1)(iii)

                         Notice of Guaranteed Delivery
                                      for
            Tender of Any and All Outstanding Shares of Common Stock
                                       of
                            HIGH PLAINS CORPORATION
                                       at
                              5.6358 Net Per Share
                                       by
                      ASA ENVIRONMENT & ENERGY HOLDING AG,
                     an indirect wholly owned subsidiary of
                                 ABENGOA, S.A.

   This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.10 per share (the "Shares"), of High Plains Corporation, a Kansas corporation (the "Company"), are not immediately available or the procedures for delivery by book-entry transfer cannot be completed on a timely basis or if time will not permit the certificates and all required documents to reach American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

        By Mail:             By Overnight Courier:            By Hand:
 American Stock Transfer    American Stock Transfer    American Stock Transfer
     & Trust Company            & Trust Company            & Trust Company
     59 Maiden Lane           6201 15th Ave., 3rd          59 Maiden Lane
New York, New York 10038             Floor            New York, New York 10038
                           Brooklyn, New York 11219
                               Attn: Reorg Dept.

                                 By Facsimile
                                 Transmission:
                                (718) 234-5001

                              Confirm Receipt of
                                   Facsimile
                                 By Telephone:
                             (718) 921-8200, Ext.
                                     6820
                                      or
                             (800) 937-5449, Ext.
                                     6820

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to ASA Environment & Energy Holding AG, a company organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 16, 2001, and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Signature(s):                             Address(es):
              -----------------------                  ------------------------

-------------------------------------     -------------------------------------
                                          (Zip Code)
Name(s) of Record Holder(s):

-------------------------------------     -------------------------------------
                                          Daytime Area Code and Tel. No(s):

(Please Type or Print)

Number of Shares tendered:                (Check the box below if Shares will
                                          be by book-entry transfer)

-------------------------------------     [_] The Depository Trust Company

Certificate No(s) (if available):         Account Number:
                                                          ---------------------
-------------------------------------
                                          -------------------------------------
-------------------------------------

Dated:                         , 2001
       ------------------------

                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.


-------------------------------------     -------------------------------------
            Name of Firm                          Authorized Signature



-------------------------------------     Print Name:
               Address                                -------------------------

                                          Title:
-------------------------------------            ------------------------------
              Zip Code

Area Code and Telephone No.               Dated:                         , 2001
                            ---------            -----------------------


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.